EXHIBIT 10.1

CHEMUNG CANAL TRUST COMPANY

MASTER NOTE

$8,000,000.00                                                                 ELMIRA, NEW YORK

FEBRUARY 8, 2001

For value received, the undersigned, HARDINGE, INC. (“Borrower promises to pay to the order of CHEMUNG CANAL TRUST COMPANY (“Lender”), on demand or when due as provided herein, at its office at One Chemung Canal Plaza, Elmira, New York, or at any other office designated by Lender, the principal sum of EIGHT MILLION and NO/100 ($8,000,000.00) Dollars, or so much thereof as shall equal the unpaid principal amount of all advances made by Lender to Borrower, plus interest on the principal amount outstanding from time to time.

This Note shall be evidence of indebtedness and shall constitute the terms of payment by the Borrower to the Lender of principal which may be borrowed, repaid and reborrowed from time to time, it being understood that the Lender may, in its sole discretion, decline in whole or in part to make any advance requested by Borrower. The excess of borrowing over repayments shall be the principal balance due hereunder from time to time and at any time.

The Lender may, in its sole discretion, make an advance to the Borrower upon oral request. Each oral request shall be conclusively presumed to have been made by a person authorized by Borrower to do so, and any credit by the Lender of any advance to or for the account of the Borrower shall establish the Borrower’s obligation to repay the same in accordance with the terms of this Note. The Lender shall incur no liability to any party by reason of making an advance upon an oral request. The Lender will endeavor (but shall be under no obligation) to send to the Borrower written confirmation of the date and amount of such advance, but its failure to do so will not relieve the Borrower of its obligations hereunder, including its obligation to repay the advance when due.

Each advance made to Borrower shall be deposited in Borrower’s account at Chemung Canal Trust Company, identified below. Any advance made hereunder shall be in an amount of not less than $2,500.00.

Interest shall accrue at a rate equal to the Prime Rate in effect from time to time. Prime Rate, as used herein, shall mean the annual rate of interest announced by THE WALL STREET JOURNAL, as THE WALL STREET JOURNAL Prime Rate. The rate of interest payable hereunder shall change on each date on which a change in the Prime Rate becomes effective. Interest will be calculated for the actual number of days on a 360-day basis

Advances in excess of $500,000.00 designated for duration of one month or longer shall accrue interest at a rate equal to the sum of the one-month London Interbank Offered rate (LIBOR) in effect from time to time plus .50% per annum. The LIBOR rate as used herein shall mean the annual rate of interest announced in the Wall Street Journal. All advances will carry the LIBOR rate fixed for one month. All advances under $500,000.00 and any advance paid prior to the one-month maturity will have its interest rate revert to the Wall Street Journal Prime Rate. All interest will be calculated for the actual number of days on a 360-day basis.

Lender may, at its sole option, declare the entire balance of principal and accrued interest due and payable at any time, and in that event, the Borrower will immediately pay the entire balance in full.

All or any part of the indebtedness evidenced by this Note may be paid without penalty at any time.

All payments shall be in lawful money of the United States in immediately available funds.

If the Lender demands and accepts partial payments, such demand or acceptance shall not be construed as a waiver of the right to demand the entire unpaid balance due hereunder at any time in accordance with the terms hereof. Any delay by the Lender in exercising any rights hereunder shall not operate as a waiver of such rights.

The provisions of any separate Security Agreement or mortgage executed by the Borrower shall become a part of the terms of this Master Note.

If this item is checked,             , notwithstanding any other provision of this Note, the Borrower agrees that for a period of            consecutive days during each of Borrower’s fiscal years, there shall be no principal balance and accrued interest outstanding under this Master Note.

Borrower, and endorsers and guarantors hereof, waive any demand, presentment for payment, protest and notice of protest for non-payment of this Note. This Note shall be governed by the laws of the State of New York.

Borrower agrees to pay all reasonable costs and expenses, including attorneys’ fees and disbursements incurred by Lender in enforcing this Note.

HARDINGE INC.

ONE HARDINGE DRIVE

ELMIRA, NEW YORK 14902-1507

BY:	/s/ RICHARD L. SIMONS
RICHARD L. SIMONS
EXECUTIVE VICE PRESIDENT/CHIEF FINANCIAL OFFICER